Exhibit 99.1

Ionis announces Dr. Richard Geary, chief development officer to retire; Dr. Holly Kordasiewicz to assume role in January 2026
CARLSBAD, Calif., June 12, 2025 -- Ionis Pharmaceuticals, Inc. (Nasdaq: IONS) today announced that Richard Geary Ph.D., executive vice president and chief development officer, will retire effective January 2026 and that Holly Kordasiewicz, Ph.D., currently senior vice president, neurology, will succeed him in the role.
“Richard has made tremendous contributions to Ionis over his 30-year tenure during which he spearheaded dozens of development programs and brought six innovative medicines through regulatory approvals, including TRYNGOLZATM, our first independent commercial medicine. We thank him for his leadership and unwavering dedication to patients in need,” said Brett P. Monia, Ph.D., chief executive officer, Ionis. “Holly is a deeply respected and innovative leader who will champion our vision to bring a steady cadence of transformational medicines to people in need and support Ionis’ continued growth as a fully-integrated biotechnology company. Her broad experience across research and development, strong operational and management skills, and deep neurology expertise, position Holly to successfully guide our portfolio, which includes eight wholly owned neurology medicines in clinical development.”
Dr. Kordasiewicz has 20 years of experience in research and development and joined Ionis in 2011. An expert in neurology drug development, she currently oversees Ionis’ industry-leading neurology program, including medicines for Alexander disease, Angelman syndrome, Alzheimer’s disease, prion disease and multiple system atrophy. Dr. Kordasiewicz also played an integral role in the discovery and development of our Biogen-partnered programs QALSODY® (tofersen) for a genetic form of amyotrophic lateral sclerosis and IONIS-MAPTRx (BIIB080), a promising Alzheimer’s disease medicine in Phase 2 development. Dr. Kordasiewicz holds a B.A. from SUNY-Geneseo and a Ph.D. in Neuroscience from the University of Minnesota. She completed postdoctoral work at the University of Minnesota and the University of California San Diego.
Dr. Geary joined Ionis in 1995 and has been involved in nearly every aspect of discovery and development. Under Dr. Geary’s leadership, Ionis submitted more than 50 investigational new drug applications to regulatory agencies and achieved six FDA and EU approvals, including for TRYNGOLZA (olezarsen). Dr. Geary will serve as a strategic consultant to Ionis throughout 2026 to support a seamless transition.
About Ionis Pharmaceuticals, Inc.
For three decades, Ionis has invented medicines that bring better futures to people with serious diseases. Ionis currently has six marketed medicines and a leading pipeline in neurology, cardiology and select areas of high patient need. As the pioneer in RNA-targeted medicines, Ionis continues to drive innovation in RNA therapies in addition to advancing new approaches in gene editing. A deep understanding of disease biology and industry-leading technology propels our work, coupled with a passion and urgency to deliver life-changing advances for patients. To learn more about Ionis, visit Ionis.com and follow us on X (Twitter), LinkedIn and Instagram.

Ionis Forward-looking Statements

This press release includes forward-looking statements regarding Ionis' business and the therapeutic and commercial potential of our commercial medicines, additional medicines in development and technologies. Any statement describing Ionis' goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties including those inherent in the process of discovering, developing and commercializing medicines that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such medicines. Ionis' forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Ionis' forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Ionis. Except as required by law, we undertake no obligation to update any forward-looking statements for any reason. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Ionis' programs are described in additional detail in Ionis' annual report on Form 10-K for the year ended December 31, 2024, and most recent Form 10-Q, which are on file with the Securities and Exchange Commission. Copies of these and other documents are available from the Company.
In this press release, unless the context requires otherwise, "Ionis," "Company," "we," "our" and "us" all refer to Ionis Pharmaceuticals and its subsidiaries.
Ionis Pharmaceuticals® and TRYNGOLZA™ are trademarks of Ionis Pharmaceuticals, Inc. QALSODY® is a registered trademark of Biogen.
Ionis Investor Contact:
D. Wade Walke, Ph.D.
IR@ionis.com 760-603-2331
Ionis Media Contact:
Hayley Soffer
media@ionis.com 760-603-4679
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